EXHIBIT 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of Platinum Research Organization, Inc. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned are signing this Joint Filing Agreement on April 27, 2007.

LUBRICATION PARTNERS, JOINT VENTURE

By:	Lubrication Partners, L.P., managing venturer

By:	EFO GenPar, Inc., general partner

	By:	/s/ Ballard O. Castleman
	Name:	Ballard O. Castleman
	Title:	President

LUBRICATION PARTNERS, L.P.

By:	EFO GenPar, Inc., general partner

	By:	/s/ Ballard O. Castleman
	Name:	Ballard O. Castleman
	Title:	President

EFO GENPAR, INC.

By:	/s/ Ballard O. Castleman
Name:	Ballard O. Castleman
Title:	President